                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of June 17, 1998, among

CYBERNET INTERNET SERVICES INTERNATIONAL, INC., a Utah corporation ("CYBERNET"),

and

TRISTAN LIBISCHER, resident of Austria,
ALEXANDER WIESMULLER, resident of Austria,

being the holders of all the issued and outstanding share capital of Vianet EDV Dienstleistungs Ges.m.b.H., an Austria corporation (individually, a "VIANET Stockholder" and collectively, the "VIANET Stockholders").

                                  BACKGROUND:

Due to CYBERNET's group policy CYBERNET intends to purchase shares in a stock corporation. Accordingly, the VIANET Stockholders have agreed to convert Vianet EDV Dienstleistungs Ges.m.b.H. into an Austrian Aktiengesellschaft ("VIANET"). After the conversion, all of the issued and outstanding share capital par value ATS 1,000,000 of VIANET (the "VIANET Stock") will be owned by the VIANET Stockholders.

     The VIANET Stockholders have agreed to sell to CYBERNET and CYBERNET has agreed to purchase the VIANET Stock from the VIANET Stockholders on the terms and conditions set forth in this Agreement.

     In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
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                                      -2-


                              STATEMENT OF TERMS:

                                   SECTION 1
                           PURCHASE AND SALE OF STOCK


     1.1 PURCHASE AND SALE OF STOCK. VIANET Stockholders will sell to CYBERNET and CYBERNET will purchase from VIANET Stockholders all of the VIANET Stockholders' right, title and interest in the VIANET Stock.

     1.2  CONSIDERATION; STOCK EXCHANGE. At the Closing (as defined in Section
2.1 below), upon transfer and assignment of the VIANET Stock to CYBERNET, CYBERNET (i) will pay an amount of DM 7,500,000 to the VIANET Stockholders and
(ii) will cause 300,000 shares of the common voting stock, par value $0.001 of CYBERNET (the "CYBERNET Stock") to be issued to the Pooling Trustee (as defined in Section 2.2 (b) below) on behalf of the VIANET Stockholders (collectively, the "Consideration"). As a result of the sale of the VIANET Stock and the payment of the Consideration, VIANET will be a wholly-owned subsidiary of CYBERNET.

     1.3 PAYMENT, DELIVERY OF CYBERNET STOCK TO THE VIANET STOCKHOLDERS. At the Closing, the VIANET Stockholders will receive an amount of DM 7,500,000 in cash and the Pooling Trustee (as defined in Section 2.2 (b) below) will receive stock certificates evidencing shares which amount to an aggregate of 300,000 and being the number of shares of CYBERNET for each VIANET Stockholder as shown next to its name at the end of this Agreement.

     1.4 NO FURTHER OWNERSHIP RIGHTS IN VIANET STOCK. The Payment of DM 7,500,000 to the VIANET Stockholders and the issuance of the 300,000 shares of common voting stock of CYBERNET to be delivered to the Pooling Trustee at the Closing will be deemed to have been given in full satisfaction of all rights pertaining to the VIANET Stock.

     1.5 RETRANSFER OF CYBERNET STOCK. The CYBERNET Stock received by the Pooling Trustee (as defined in Section 2.2 (b) below) on behalf of each VIANET Stockholder and to the extent as not released by the Pooling Trustee (as provided for in Section 2.2(b) below) will be retransferred from the Pooling Trustee to CYBERNET if (i) the Employment Agreement (as defined in Section 2.2

(j) below) with the respective VIANET Stockholder is terminated by VIANET or CYBERNET for cause according to Section 75 para 4 of the Austrian Stock Corporation Act ("Aktiengesetz") or Section 27 of the Austrian Employment Act ("Angestelltengesetz") or (ii) the respective VIANET Stockholder resigns.


                                   SECTION 2
                          CLOSING; CLOSING CONDITIONS

     2.1 CLOSING. The parties to this Agreement will hold a closing (the "Closing") for the purpose of consummating the transactions contemplated by this Agreement at 10:00 a.m. on October 31, 1998 or such other date and time mutually agreed upon by the parties. The Closing will be held at the offices of VIANET. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." At the Closing, the parties will execute and exchange the documents, items, certificates and instruments described in this Section 2.

     2.2 CONDITIONS TO CLOSING OF CYBERNET. CYBERNET's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the conditions set forth below and/or the delivery of all of the documents, items, certificates and instruments described below, all of which documents, items, certificates and instruments must be in form and substance satisfactory to CYBERNET, unless such condition is waived by CYBERNET at the Closing. The Closing of the transactions contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.

     (a) TRANSACTION DOCUMENTS. The VIANET Stockholders will have executed this Agreement and delivered all of the issued and outstanding shares of the VIANET Stock to CYBERNET as provided in Section 1.2 above.

     (b) POOLING TRUST AGREEMENT. The VIANET Stockholders will have executed a pooling trust agreement (the "Pooling Trust Agreement"), substantially acceptable to CYBERNET, with the notary public Dr. Willibald Bartl, Praterstr. 40, 1020 Wien (the "Pooling Trustee") providing that the CYBERNET Stock making up a part of the Purchase Price shall be held by the Pooling Trustee subject to
Section 1.5 hereof and not sold until released by the Pooling Trustee, that twenty percent (20%) of such CYBERNET shares shall be released on the first anniversary of the Closing date, that twenty percent (20%) of such CYBERNET shares shall be released on the second anniversary of the Closing date, that twenty percent (20%) of such CYBERNET shares shall be released on the third anniversary of the Closing date, that twenty percent (20%) of such CYBERNET shares shall be released on the fourth anniversary of the Closing date, and that twenty percent (20%) of such CYBERNET shares shall be released on the fifth anniversary of the Closing date.

     (c) Consents. CYBERNET will have received duly executed copies of all third-party consents and approvals contemplated by this Agreement.

     (d) Shareholder Approval. The acquisition of the VIANET Stock as provided in this Agreement will have been approved by the shareholders of CYBERNET.

     (e) Representations and Warranties. The representations and warranties of the VIANET Stockholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

     (f) No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would
(1) prevent consummation of any of the transactions contemplated by this Agreement; (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (3) adversely affect the right of VIANET to own, operate or control the business or assets of VIANET.

     (g) No Material Adverse Change. Since December 31, 1997, no VIANET Material Adverse Effect will have occurred.

     (h) Due Diligence Review. CYBERNET will be satisfied in all respects with its due diligence investigation of VIANET which has to be completed on or before July 31, 1998.

     (i) Business Plan. VIANET will have performed its financial projections for the time period January 1, 1998 to September 31, 1998 as defined in Exhibit 1.

     (j) Employment Agreement of VIANET Stockholders. The VIANET Stockholders and VIANET will have executed Employment Agreements, substantially acceptable to CYBERNET, which agreements shall provide that the VIANET Stockholders will serve as managing directors of VIANET for a time period of at least five years commencing on the Closing date.

     (k) Conversion into an Aktiengesellschaft. Vianet EDV Dienstleistungs Ges.m.b.H. will have been converted into an Austrian Aktiengesellschaft and all of the issued and outstanding shares of par value ATS 1,000,000 will be owned by the VIANET Stockholders.

     2.3 Conditions to Closing of the VIANET Stockholders. The VIANET Stockholders' obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the conditions set forth below and/or the delivery of all of the documents, items, certificates and instruments described below, all of which documents, items, certificates and instruments must be in form and substance satisfactory to the VIANET Stockholders, unless such condition is waived by the VIANET Stockholders at the Closing. The Closing of the transactions contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.

     (a) Transaction Documents. CYBERNET will have (i) executed this Agreement, (ii) paid an amount of DM 7,500,000 to the VIANET Stockholders and
(iii) delivered the CYBERNET Stock to the Pooling Trustee as provided in
Section 1.3 above.

     (b) Copies of Resolutions. CYBERNET will have furnished the VIANET Stockholders with certified copies of resolutions duly adopted by the Board of Directors and the shareholders of CYBERNET approving the execution and delivery of this Agreement and the other documents to be executed and delivered in connection with this Agreement and consummation of the transactions contemplated hereby and thereby.

     (c) Representations and Warranties. The representations and warranties of CYBERNET set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

     (d) No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement; (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (3) adversely affect the right of CYBERNET to own, operate or control the business or assets of CYBERNET.

     (e) Due Diligence Review. The VIANET Stockholders will be satisfied in all respects with its due diligence investigation of CYBERNET which has to be completed on or before July 31, 1998.

     (f) Employment Agreement of VIANET Stockholders. The VIANET Stockholders and VIANET will have executed Employment Agreements, substantially acceptable to VIANET Stockholders, which agreements shall provide that the VIANET Stockholders will serve as managing directors of VIANET for a time period of at least five years commencing on the Closing date.

     2.4. MEMBER OF THE BOARD OF DIRECTORS OF CYBERNET. Immediately after the Closing the Board of Directors of CYBERNET will elect one person to be named by the VIANET Stockholders prior to the Closing as a Member of the Board of Directors of CYBERNET.

                                   SECTION 3
           REPRESENTATIONS AND WARRANTIES OF THE VIANET STOCKHOLDERS

     The VIANET Stockholders, jointly and severally, represent and warrant to
CYBERNET:

     3.1 CORPORATE ORGANIZATION AND GOOD STANDING. VIANET is an Austrian corporation ("Aktiengesellschaft") duly organized and validly existing under the laws of Austria, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. VIANET is qualified or licensed to do business in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed or in good standing will not have a VIANET Material Adverse Effect. VIANET has no subsidiaries. For purposes of this Agreement, "VIANET Material Adverse Effect" means any materially adverse change in or effect on the business, operations, properties, assets, liabilities, financial condition, results of operations or prospects of VI-

ANET or its ability to carry out its obligations under this Agreement, but does not mean any losses, adverse developments or other conditions suffered by VIANET arising from normal operations or market, political or economic conditions affecting the business of VIANET as a whole. As of the date of this Agreement Vianet EDV Dienstleistungs Ges.m.b.H. is entered in the commercial register of Vienna. All facts relating to Vianet EDV Dienstleistungs Ges.m.b.H. and eligible for registration in the commercial register are actually entered in the commercial register under FN 118870i. Its articles of association are those dated September 15, 1994.

     3.2 DUE EXECUTIONS; ENFORCEABILITY. This Agreement has been, and all other documents, agreements and instruments to be executed in connection with the consummation of the transactions contemplated by this Agreement (collectively, the "VIANET Transaction Documents") will be, duly executed and delivered by the VIANET Stockholders and this Agreement is, and the other VIANET Transaction Documents when executed and delivered by the VIANET Stockholders as contemplated by this Agreement will be, the valid and binding obligation of the VIANET Stockholders enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.3 CAPITALIZATION. The entire authorized share capital and other equity securities of VIANET consists of a share capital par value ATS 1,000,000 (the "VIANET Shares") all of which shares are issued and outstanding. All of the issued and outstanding VIANET Shares have been duly authorized, are validly issued, were not issued in violation of any preemptive rights and are fully paid and nonassessable, are not subject to preemptive rights and were issued in full compliance with all federal, state and local laws, rules and regulations. Each VIANET Stockholder owns beneficially and of record all of the shares of the VIANET issued to such shareholder. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating VIANET to issue any additional VIANET Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from VIANET any VIANET Shares. There are no agreements purporting to restrict the transfer of the VIANET shares, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the VIANET Shares.

     3.4 TITLE TO VIANET SHARES. The VIANET Shares are lawfully owned by the VIANET Stockholders in the respective amounts set forth opposite his or its name by its signature below, free of preemptive rights and free and clear of all claims, liens, charges, security interest, encumbrances and other restrictions or limitations of any kind. Each VIANET Stockholder has the full power, right, and authority to transfer the VIANET Shares held by him pursuant to this Agreement.

     3.5  FINANCIAL STATEMENTS. Attached to this Agreement as Disclosure
Schedule 3.5 are true, correct, and complete copies of (i) unaudited VIANET Balance Sheets and Income Statements for the period ending December 31, 1996, and (ii) unaudited VIANET Balance Sheets and Income Statements for the period ending December 31, 1997 (the "VIANET Reference Balance Sheet") (collectively, the "VIANET Financial Statements"). The VIANET Financial Statements (a) are in accordance with the books and records of VIANET and (b) present fairly the financial condition of VIANET as of the respective dates indicated and the results of operations for such periods. VIANET has not received any advice or notification from its independent certified public accountants that VIANET has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the VIANET Financial Statements or the books and records of VIANET, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of VIANET accurately and fairly reflect, in reasonable detail, the transactions, assets and liabilities of VIANET. VIANET has not engaged in any transaction, maintained any bank account, or used any funds of VIANET, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of VIANET.

     3.6 ABSENCE OF CERTAIN CHANGES. Since the date of the VIANET Reference Balance Sheet, except as set forth in Disclosure Schedule 3.6, VIANET has not suffered any VIANET Material Adverse Effect.

     3.7 FILINGS, CONSENTS AND APPROVALS. Except for any filings required by applicable law and as otherwise set forth on Disclosure Schedule 3.7, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or any other person or entity is necessary for the consummation by the VIANET Stockholders of the transactions contemplated by this Agreement or to enable VIANET to continue to conduct its business after the Closing Date in a manner consistent with that in which it is presently conducted.

     3.8 NONCONTRAVENTION. Neither the execution, delivery and performance of the VIANET Transaction Documents, nor the consummation of the transactions contemplated thereby nor compliance with the provisions thereof, will:

          (1) Except as set forth in Disclosure Schedule 3.8, conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of VIANET under any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to VIANET or its properties or assets;

          (2) Violate any provision of the articles of incorporation or bylaws of VIANET; or

          (3) Violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to VIANET or any of its properties or assets.

     3.9 LITIGATION. Except as set forth on Disclosure Schedule 3.9, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the VIANET Stockholders' knowledge, threatened against VIANET or which involves any of the business, or the properties or assets of VIANET that, if adversely resolved or determined, would have a VIANET Material Adverse Effect. To the VIANET Stockholders' knowledge, there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a VIANET Material Adverse Effect.

     3.10 MATERIAL CONTRACTS AND TRANSACTIONS. Disclosure Schedule 3.10 contains copies of all material contracts, agreements, licenses, leases for real property or personal property, permit, arrangements, commitments, instruments, understanding or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which VIANET is a party (collectively, the "VIANET

Contracts"). Except as shown on Disclosure Schedule 3.10, VIANET is not a party to any written or oral:

     (1) contract for the purchase, sale or lease of any material capital assets, or continuing contracts for the purchase or lease of any material supplies, materials, equipment or services;

     (2) agreement to pay material commissions or sales representative agreements;

     (3) agreement for the employment or consultancy or any person or entity except those routinely entered into with employees and contracts with members of the Board of Directors and Officers of VIANET;

     (4) note, debenture, bond, trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

     (5) agreement, contract, or commitment for any charitable or political contribution;

     (6) agreement, contract, or commitment limiting or restraining VIANET in its business or any successor thereto from engaging or competing in any manner or in any business or from hiring any employees, nor, to the Stockholders' knowledge, is any employee or independent contractor of VIANET subject to any such agreement, contract, or commitment;

     (7) material agreement, contract, or commitment not made in the ordinary course of business;

     (8) agreement establishing or providing for any joint venture, partnership, or similar arrangement between VIANET and any other person or entity; or

     (9)  power of attorney or similar authority to act for VIANET.

Each VIANET Contract is in full force and effect, and there exists no material breach or violation of or default by VIANET under any VIANET Contract nor, to the Stockholders' knowledge, by any other party to a VIANET Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any VIANET Contract by VIANET nor, to the Stockholders' knowledge, by any other party to a VIANET Contract. Except as set forth on Disclosure Schedule 3.10, the continuation, validity, and effectiveness of each VIANET Contract will in no way be affected by this Agreement. Except as indicated on Disclosure Schedule 3.10, there exists no actual or, to the Stockholders' knowledge, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any VIANET Contract, which would have a VIANET Material Adverse Effect. A true, correct and complete copy (and if oral, a description of material terms) of each VIANET Contract, as amended to date, is contained in Disclosure Schedule 3.10.

     3.11 INTELLECTUAL PROPERTY. Disclosure Schedule 3.11 contains a list of all intellectual property rights owned, licensed or used by VIANET in the conduct of its business (collectively, the "VIANET Intellectual Property") and a list of all agreements and contracts giving VIANET a license or other rights to the VIANET Intellectual Property. No use by VIANET of any VIANET Intellectual Property violates and no use by VIANET of the VIANET Intellectual Property as contemplated will violate the terms of any agreement pursuant to which such VIANET Intellectual Property is licensed. No claim is pending, or, to the Stockholders' knowledge, threatened, which alleges that the ownership of, rights as licensee to, or other right to use any VIANET Intellectual Property is invalid or unenforceable by VIANET, nor is there any basis known to the Stockholders for any such claim. Except as shown on Disclosure Schedule 3.11, no royalties or fees are payable by VIANET to anyone for use of the VIANET Intellectual Property. A true, correct, and complete copy of each agreement listed on Disclosure Schedule 3.11, as such agreement have been amended to date, has been furnished to CYBERNET. All such agreements are in full force and effect and, there are no existing material defaults or events of default, real or claimed, or events which with or without notice or lapse of time or both would constitute material defaults under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement and all of such agreements will in no way be affected by the consummation of the transactions contemplated by this Agreement. VIANET has no registered or unregistered, foreign or Austrian patents, utility models, trademarks, trade names, trade styles, and service marks and copyrights, trade secrets or know-how, except as listed on Disclosure
Schedule 3.11.

     3.12 REAL PROPERTY AND REAL PROPERTY LEASES. VIANET does not own any real property. Disclosure Schedule 3.12 sets forth the name, parties, and date of each lease and sublease of real property that is occupied by VIANET ("VIANET Leases"), and the address of each parcel of leased real property and a list of all amendments to such VIANET Leases. Each VIANET Lease is in full force and effect and there is no default asserted thereunder by any party thereto and, to the VIANET Stockholders' knowledge, there are no unasserted defaults (including any events which with the passage of time or giving of notice or both would constitute a default). True, correct and complete copies of all of the VIANET Leases, as amended to date, have been delivered to CYBERNET. VIANET has not been notified that the use and operation of any of the real properties leased by VIANET does not conform to applicable building, zoning, safety, environmental, and other laws, ordinances, regulations, codes, permits, licenses, and certificates and all restrictions and conditions affecting title, except where the failure to conform would not have an VIANET Material Adverse Effect.

     3.13 PERSONAL PROPERTY AND PERSONAL PROPERTY LEASES. Except as set forth on Disclosure Schedule 3.13, VIANET owns or leases the use of, all material equipment, furniture, fixtures and other material tangible personal property and assets necessary for the continued operation of the business of VIANET as presently conducted and where the absence of such property and assets would have a VIANET Material Adverse Effect. All of such personal properties are in good operating condition (normal wear and tear excepted), and are reasonably fit for the purposes for which the such personal property is presently used.

     3.14 COMPLIANCE WITH LAW. VIANET holds and is in compliance with all permits, certificates, licenses, approvals, registrations and authorizations necessary for the conduct of its business or the ownership of its properties or assets, except where the failure to hold or comply could not have a VIANET Material Adverse Effect, and all of such permits, certificates, licenses, approvals, registrations, and authorizations are in full force and effect. VIANET is in compliance with all applicable laws, statutes, ordinances, rules and regulations (including without limitation those relating to environmental protection, occupational safety and health, and equal employment practices) and all orders, judgments and decrees, except where the failure to comply would not have a VIANET Material Adverse Effect.

     3.15 TAXES. Except as set forth in Disclosure Schedule 3.15, VIANET has timely filed with the appropriate taxing authorities all returns required to be filed on or prior to the date hereof in respect of all taxes of VIANET, and has paid all such taxes, including interest, penalties, and additions in connection therewith shown to have become due on such returns or for which a notice of assessment or demand for payment has been received. All such returns have been prepared in accordance with all applicable laws and requirements. Any accruals for such taxes reflected in the VIANET Reference Balance Sheet are sufficient to satisfy the accrued liability for such taxes as of the date of the VIANET Reference Balance Sheet. No material tax issues have been raised by the competent tax authorities in connection with any of the tax returns referred to above, and no waivers of statutes of limitations or extensions of time within which to file any tax return or with respect to a tax assessment or deficiency have been given or requested with respect to VIANET. No constructive dividends ("verdeckte Gewinnausschuttungen") have been made by VIANET to any of its Stockholders.

     3.16 LABOR RELATIONS. Disclosure Schedule 3.16 sets forth the name, occupation and annual salary of each of VIANET's employees and the respective date of each employment agreement entered into by VIANET. A true, correct and complete copy of each employment agreement listed on Disclosure Schedule 3.16, as such employment agreements have been amended to date, has been furnished to CYBERNET. There is no unfair labor practice charge or other labor related grievance pending or, to the Stockholders' knowledge, threatened against VIANET that might have a VIANET Material Adverse Effect. VIANET has in relation to each of its employees and to each of its former employees complied in all material respect with all its obligations under statute and otherwise concerning the health and safety at work of each of the employees and has not incurred any liability to any employee in respect of any accident or injury which is not fully covered by insurance.

     3.17 PENSION AND EMPLOYEE BENEFIT PLANS AND COMPENSATION. VIANET maintains no employee pension benefit plans, welfare benefit plans, bonus, share purchase, share ownership, share option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, and other material employee fringe benefit plans. No salary or other payment due to the VIANET Stockholders remains unpaid by VIANET and the salaries have been completely paid for past services rendered to VIANET, other than current unpaid salary and current business expenses to be paid or reimbursed by VIANET in the ordinary course of business.

     3.18 INSURANCE. Set forth in Disclosure Schedule 3.18 is a list of all insurance policies that relate to VIANET's business. The coverage under each such policy is in full force and effect, and no notice of cancellation or non renewal with respect to, or disallowance of any claim under, any such policy has been received by VIANET. The VIANET Stockholders have no knowledge of any facts or the occurrence of any event that reasonably might form the basis of any claim against VIANET relating to its business or operations or any of its assets or properties covered by any of such policy that may materially increase the insurance premiums payable under any such policy.

     3.19 AFFILIATE TRANSACTIONS. Except as disclosed in Disclosure Schedule 3.19, no officer, director, stockholder or affiliate of VIANET provides any assets, services or facilities used or held for use in connection with VIANET's business and VIANET does not provide or cause to be provided any assets, services or facilities to any such officer, director, stockholder or affiliate.

     3.20 CORRECTNESS OF REPRESENTATIONS. No representation or warranty of the VIANET Stockholders in this Agreement or in any exhibit, certificate, or schedule attached to this Agreement or furnished pursuant to this Agreement contains, or at the Closing Date will contain, any untrue statement of fact or omits, or at the Closing Time will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, exhibits, certificates, and schedules shall be true and complete in all material respects on and as of the Closing Time as though made on that date.

                                   SECTION 4
                         REPRESENTATIONS AND WARRANTIES
                                  OF CYBERNET

    CYBERNET represents and warrants to the VIANET Stockholders as follows:

     4.1 ORGANIZATION AND GOOD STANDING. CYBERNET is a corporation duly organized, validly existing and in good standing under the laws of Utah and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except for Cybernet Internet Dienstleistungen AG, Germany, and its subsidiaries, CYBERNET has no subsidiaries.

     4.2 CAPITAL STRUCTURE. The entire authorized capital stock and other equity securities of CYBERNET consists of 50,000,000 shares of $0.001 par value common stock of which as of the date of this Agreement 14,681,891 shares are issued and outstanding and 10,000,000 shares of preferred stock of which as of the date of this Agreement 7,760,000 are issued and outstanding. All of the issued and outstanding shares of CYBERNET Stock have been duly authorized, are validly issued fully paid and nonassessable and, are not subject to preemptive rights.

     4.3 AUTHORITY. CYBERNET has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and each of the Transaction Documents to which it is a party by CYBERNET and the consummation by CYBERNET of the transactions contemplated thereby, have been duly authorized by the board of directors and approved by the shareholders of CYBERNET and no other corporate proceedings on the part of CYBERNET are necessary to authorize such documents or to consummate the transactions contemplated thereby. This Agreement has been, and all the other Transaction Documents to which it is a party when executed and delivered by CYBERNET as contemplated by this Agreement will be, duly executed and delivered by CYBERNET and this Agreement is, and the other Transaction Documents when executed and delivered by CYBERNET as contemplated hereby will be, the valid and binding obligation of CYBERNET enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     4.4 FINANCIAL STATEMENTS. Attached to this Agreement as Disclosure Schedule
4.4 are true, correct, and complete copies of audited CYBERNET Balance Sheets and Income Statements for the period ending December 31, 1997 (collectively, the "CYBERNET Financial Statements"). The CYBERNET Financial Statements are in accordance with the books and records of CYBERNET and present fairly the financial condition of CYBERNET as of the respective dates indicated and the results of operations for such periods. CYBERNET has not received any advice or notification from its independent certified public accountants that CYBERNET has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the CYBERNET Financial

Statements or the books and records of CYBERNET, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of CYBERNET accurately and fairly reflect, in reasonable detail, the transactions, assets, and liabilities of CYBERNET has not engaged in any transaction, maintained any bank account, or used any funds of CYBERNET, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of CYBERNET

     4.5 NONCONTRAVENTION. Neither the execution, delivery and performance of the Transaction Documents, nor the consummation of the transactions contemplated thereby nor compliance with the provisions thereof, will:

          (1) Conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of CYBERNET under any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CYBERNET or its material properties or assets;

          (2) Violate any provision of the articles or certificate of incorporation or by-laws of CYBERNET; or

          (3) Violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to CYBERNET or any of its properties or assets.

     4.6 LITIGATION. There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to CYBERNET's knowledge, threatened against CYBERNET, or which involves any of the business, or the properties or assets of CYBERNET that, if adversely resolved or determined, would have a material adverse effect on CYBERNET. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a material adverse effect.

     4.7 FILINGS, CONSENTS AND APPROVALS. Except for any filings required by applicable laws, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by CYBERNET of the transactions contemplated by this Agreement or to enable CYBERNET to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

                                   SECTION 5

                          SURVIVAL AND INDEMNIFICATION

     5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants made by the parties shall survive the Closing for a period of six (6) months from the Closing Date.

     5.2 INDEMNIFICATION BY VIANET STOCKHOLDERS. The VIANET Stockholders, jointly and severally, agree to indemnify CYBERNET and its officers, directors, Stockholders, employees, agents and affiliates (other than the Stockholders themselves) in respect of, and hold each of them harmless from and against, any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the VIANET Stockholders contained in this Agreement.

     5.3 INDEMNIFICATION BY CYBERNET CYBERNET agrees to indemnify the VIANET Stockholders in respect of, and hold each of them harmless from and against, any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of CYBERNET contained in this Agreement.

     5.4 PROCEDURES FOR INDEMNIFICATION FOR THIRD PARTY CLAIMS. Whenever indemnification is sought under this Section 5 in connection with a claim or demand brought by a third party, the party seeking indemnification (the "Indemnitee") will promptly notify the party from whom indemnification is sought (the "Indemnitor"), specifying the nature of such claims, the amount or estimated amount of such claim and attaching copies of all relevant information concerning the underlying claim of liability. Within ten days of receipt of such notice, the Indemnitor will notify the Indemnitee promptly whether it disputes its indemnification obligation. If the indemnification obligation is not so disputed, the Indemnitor, at the option of the Indemnitee, will, at the Indemnitor's cost and expense, defend any such claim. If the Indemnitee so elects for the Indemnitor to defend any claim, the Indemnitor will have full control over the conduct of such proceeding, although the Indemnitee will have the right to retain legal counsel at its own expense and will have the right to approve any settlement of any claim, provided that such approval may not be withheld unreasonably. If the Indemnitee does not elect for the Indemnitor to assume the defense of such claim, the Indemnitee will have the right to defend the claim at the reasonable cost and expense of the Indemnitor. The Indemnitor will not be obligated to indemnify the Indemnitee with respect to such third party claim to the extent that the Indemnitor's ability to defend has been irreparably prejudiced by the failure or delay of the Indemnitee to give Indemnitor the notice required by this Section 5.4. Any dispute of an indemnification obligation under this Agreement may be resolved by litigation in a court of competent jurisdiction.

     5.5 PROCEDURES FOR INDEMNIFICATION FOR NON-THIRD PARTY CLAIMS. If any Indemnitee has a claim under Section 5 against any Indemnitor that does not involve a third party claim as described in Section 5.4 above, the Indemnitee will promptly notify the Indemnitor of such claim, specifying the nature of such claim and the amount of any loss incurred by the Indemnitee. The failure by any Indemnitee to give such notice will not impair such party's rights under this Agreement except to the extent that the Indemnitor demonstrates that it has been irreparably prejudiced thereby. If the Indemnitor notifies the Indemnitee that it does not dispute the claim described in such notice or fails to notify the Indemnitee within 30 days its receipt of such notice, the loss in the amount specified in the notice will be conclusively deemed a liability of the Indemnitor under Section 6 and the Indemnitor will pay the amount of such loss to the Indemnitee on demand. If the Indemnitor has timely disputed its liability with respect to such claim, the Indemnitor and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within 60 days after the Indemnitor's receipt of the initial claim notice, such dispute may be resolved by litigation in a court of competent jurisdiction.

     5.6 INDEMNIFICATION FOR FEES AND COMMISSIONS. Each party to this Agreement is responsible for paying any broker, finder or investment banker that is entitled to receive any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such party and indemnifies and holds harmless the other parties from any such fees or commissions.

                                   SECTION 6
                            MISCELLANEOUS PROVISIONS

     6.1 ACTIONS BY VIANET STOCKHOLDERS. Any action or remedy of the VIANET Stockholders under this Agreement, including without limitation, a request for arbitration or indemnification, must be exercised jointly by the VIANET Stockholders.

     6.2 EFFECTIVENESS OF REPRESENTATIONS. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake.

     6.3 TERMINATION. This Agreement may be terminated at any time prior to the Closing of the transactions contemplated hereby by:

          (a)  Mutual agreement of CYBERNET and VIANET Stockholders;

          (b) CYBERNET, if there has been a breach by VIANET Stockholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of VIANET Stockholders that is not cured, to the reasonable satisfaction of CYBERNET, within ten business days after notice of such breach is given by CYBERNET (except that no cure period will be provided for a breach by VIANET Stockholders that by its nature cannot be cured);

          (c) VIANET Stockholders, if there has been a breach by CYBERNET of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of CYBERNET that is not cured by the breaching party, to the reasonable satisfaction of Stockholders, within ten business days after notice of such breach is given by Stockholders (except that no cure period will be provided for a breach by CYBERNET that by its nature cannot be cured);

          (d) CYBERNET or VIANET Stockholders, if the transactions contemplated by this Agreement has not been consummated prior to December 31, 1998, unless the parties agree to extend such date; or

          (e) CYBERNET or VIANET Stockholders if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the transactions contemplated by this Agreement has become final and nonappealable.

     6.4 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 6.3, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations. Upon termination of this Agreement, each party will, upon request, destroy all documents, work papers and other materials of the other parties relating to the transaction contemplated by this Agreement, whether obtained before or after execution of this Agreement.

     6.5 FURTHER ASSURANCES. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

     6.6 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. Expenses for the conversion of Vianet EDV Dienstleistungs Ges.m.b.H. into an Austrian Aktiengesellschaft (such as legal, accounting and registration fees and applicable capital contribution tax) and applicable share capital transfer tax will be borne by CYBERNET.

     6.7 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as CYBERNET and the VIANET Stockholders mutually determine. Unless consented to by CYBERNET in advance or required by law, prior to the Closing VIANET Stockholders will keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person or entity. VIANET Stockholders and CYBERNET will consult with each other concerning the means by which the VIANET's employees, customers, and suppliers and others having dealings with VIANET will be informed of the transactions contemplated by this Agreement, and CYBERNET will have the right to be present for any such communication.

     6.8 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, CYBERNET and the VIANET Stockholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of CYBERNET and VIANET to maintain in confidence, and not use to the detriment of another party or VIANET any written, oral, or other information obtained in confidence from another party or VIANET in connection with this Agreement or the transactions contemplated hereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by legal proceedings. If the Closing is not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     6.9 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     6.10 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument and signed by the party granting such extension or waiver.

     6.11 ENTIRE AGREEMENT. This Agreement, the Exhibits, Schedules attached hereto and the other Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.

     6.12 SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     6.13 NOTICES. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, fax with electronic confirmation of delivery, internationally-recognized overnight courier company that is able to provide proof or receipt of delivery, or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

If to VIANET             Mr. Tristan Libischer and Mr. Alexander Wiesmuller
Stockholders             Mariannengasse 14, 1090 Wien, Austria
                         Tel. 43-1-404020
                         Fax  43-1-4040240

With a copy to:          Dr. Thomas Herndl
                         Tulpengasse 2, 1080 Wien, Austria
                         Tel. 43-1-4027844
                         Fax  43-1-402784455

If to CYBERNET:          Cybernet Internet Services International; Inc.
                         Attn.: Mr. Andreas Eder
                         Stefan-George-Ring 19, 81929 Munich, Germany
                         Tel: 49-89-993150
                         Fax: 49-89-99315199

With a copy to:          Besner Kreifels Weber
                         Attn.: Dr. Hubert Besner
                         Widenmayerstr 41, 80538 Munich, Germany
                         Tel: 49-89-2199920
                         Fax: 49-89-21999233

     All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (c) in the case of delivery by internationally-recognized overnight courier, on the business day following dispatch and (d) in the case of mailing, on the third business day following mailing.

     6.14 HEADINGS. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     6.15 BENEFITS. None of the provisions of this Agreement is or will be construed as for the benefit of or enforceable by any person not a party to this Agreement.

     6.16 ASSIGNMENT. This Agreement may not be assigned by any party, by operation of law or otherwise.

     6.17 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the Republic of Austria applicable to contracts made and to be performed therein, without regard to conflicts of laws principles.

     6.18 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     6.19 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                         [SIGNATURES ON FOLLOWING PAGE]

Munich, this day of June 18, 1998

CYBERNET, Inc.



By:
   ---------------------------
     Name: Andreas Eder
     Title: President and CEO



VIANET Stockholders:                 Shares of             Shares of
                                   VIANET Stock          CYBERNET Stock



   /s/  Tristan Libischer
-----------------------------         500,000               150,000
      Tristan Libischer



  /s/  Alexander Wiesmuller
-----------------------------         500,000               150,000
    Alexander Wiesmuller

                            STOCK PURCHASE AGREEMENT

                                    between

               Cybernet Internet Services International, Inc, and

                  Tristan Libischer and Alexander Wiesmuller,


                              DISCLOSURE SCHEDULES

                            Disclosure Schedule 3.5

                            Financial Statements of

     Vianet EDV Dienstleistungs Ges.m.b.H. as of December 31, 1996 and 1997

                                  see attached

               Disclosure Schedule 3.6 (Material Adverse Effect)

                                      None

           Disclosure Schedule 3.7 (Filings, Consents, and Approvals)

                                      None

                   Disclosure Schedule 3.8 (Noncontravention)

                                      None

                      Disclosure Schedule 3.9 (Litigation)

                 Disclosure Schedule 3.10 (Material Agreements)

                                      None

                Disclosure Schedule 3.11 (Intellectual Property)

             trademark "Vianet", registered as of January 20, 1997

              trademark "Intranet", registered as of July 30, 1997

            trademark "Businesslink", registered as of July 30, 1997

                Disclosure Schedule 3.12 (Real Property Leases)

                 LEASE AGREEMENT WITH CA IMMOBILIEN-ANLAGEN AG,

                             DATED JANUARY 8, 1996

                  Disclosure Schedule 3.13 (Personal Property)

                                      None

                        Disclosure Schedule 3.15 (Taxes)

                                      None

                   Disclosure Schedule 3.16 (Labor Relations)

            Tristan Libischer, Managing Director, ATS 1,980,000 p.a.

                    Alexander Wiesmuller, ATS 1,980,000 p.a.

             Kristana Abjornsson, New Media Group, ATS 350,000 p.a.

               Michaela Altenburger, Accounting, ATS 280,000 p.a.

                Thomas Blumenschein, Marketing, ATS 378,000 p.a.

                Martin Dunkl, Teamleader Sales, ATS 490,000 p.a.

         Heinz Duschanek, Teamleader New Media Group, ATS 532,000 p.a.

         Irene Gansbacher, Accounting, Administration, ATS 322,000 p.a.

                     Nick Gazey, Network, ATS 525,000 p.a.
                  Stefan Geiger, Development, ATS 406,000 p.a.
                    Gunther Graf, Support, ATS 308,000 p.a.
   Claudia Grunwald, Teamleader Accounting, Administration, ATS 490,000 p.a.
             Paul Haberfellner, Support, Network, ATS 385,000 p.a.
              Dusan Mitrovic, Teamleader Network, ATS 616,000 p.a.
                 Brigitte Schmatz, Secretary, ATS 322,000 p.a.
             Peter Schmid, Teamleader Development, ATS 616,000 p.a.
               Alina Weinrich, Assistant Sales, ATS 322,000 p.a.

                      DISCLOSURE SCHEDULE 3.18 (INSURANCE)

                                      None

               DISCLOSURE SCHEDULE 3.19 (AFFILIATE TRANSACTIONS)

                                      None

                            DISCLOSURE SCHEDULE 4.4

     Financial Statements of Cybernet Internet Services International, Inc.
                            as of December 31, 1997,
                                  see attached